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                                                                   Exhibit 99.2


COMPANY PRESS RELEASE


EXCITE REPORTS FIRST QUARTER FINANCIAL RESULTS


REDWOOD CITY, Calif., April 16 /PRNewswire/ -- Excite, Inc. (Nasdaq: XCIT - news) today reported revenue of $23.0 million for the first quarter ended March 31, 1998, up 206% from revenue of $7.5 million reported in the corresponding first quarter of 1997.

The pro forma net loss for the first quarter of 1998 was $ 6.0 million, or $0.28 per share. The pro forma net loss for the corresponding quarter of 1997 was $4.5 million, or $0.38 per share. (See Pro Forma Condensed Consolidated Statements of Operations Excluding Merger and Acquisition Related Charges.)

Including $1.0 million of acquisition-related expenses, the net loss for the first quarter of 1998 was $7.0 million, or $0.34 per share. The acquisition of MatchLogic has been treated as a pooling of interests.

Network traffic rose to approximately 40 million average page views per day in March, up 48% from December. In addition, over 120 thousand Prodigy subscribers have registered to personalize their My Excite Channel start page since the co-branded alliance launched in late March. In total, over 6 million users have registered with one or more of Excite's personalized services. Excite's monthly audience in February was estimated by Relevant Knowledge to be close to 20 million unique users.

The Company booked $56.3 million of new commerce-oriented sponsorships in the first quarter. A number of these merchant partnerships provide Excite the opportunity to generate upside revenue by sharing a portion of the customers' transaction revenue in the future.

"Our growth was strong across all measurements -- traffic, unique users, registrations, bookings and revenue -- indicating growing consumer and advertiser validation of Excite as a leading gateway to the web and as a provider of highly personalized online services," said George Bell, Excite's President and CEO.

Operating Highlights:

-- Excite Offers First Personalized Web Start Page. Excite's personalized My Excite Channel was awarded Editors' Choice by CNET in February, which called it "the ultimate Web start page". My Excite beat Yahoo!, Microsoft's start.com and others. Excite announced earlier this week, the conversion of its front page, www.excite.com, to a personalized start page, which allows users to easily customize their start page to deliver news, local weather, stock quotes, sports scores, daily horoscopes, TV listings and local movies. Excite also announced supplemental personalization with free email, daily reminders, favorite columnists and personal shopping agents. By taking



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advantage of the Web's unique capacity for personalization -- delivering what consumers want anytime, anywhere in an easy-to-navigate online service -- Excite is building what it believes to be the surest path to increased consumer loyalty. The new personalized start page also improves the opportunity for high-margin, targeted advertising revenue.

-- Classifieds2000, Inc. Acquired. Further strengthening its personalization capabilities and building on its e-commerce strategy, Excite's acquisition of www.Classifieds2000.com on April 1st enables users to buy and sell goods and services through one of the Internet's largest person-to-person online marketplaces. Excite exchanged 890,000 shares of Excite common stock for all of the outstanding shares of Classifieds2000, Inc. in an acquisition that has been accounted for as a pooling of interests. Industry analysts, Jupiter Communications and Forrester Research, predict that the Web-based classifieds market will exceed one billion dollars by the year 2000. Classifieds2000, already a market leader, will enable Excite to further develop local revenue streams and integrate classifieds services throughout the Excite network.

-- First USA and Excite to Target Market Credit Cards on the Internet. First USA, owned by Bank One and one of the largest credit card issuers, announced a five-year, multi-million dollar marketing partnership with Excite and MatchLogic to market credit cards on the Internet. Leveraging MatchLogic's specialized targeting and ad serving capabilities with Excite's reach, the companies will match users' special interests to appropriate First USA affinity credit cards, thereby generating new accounts and further enhancing card-member loyalty through access to the breadth of channel content on Excite.com.

-- Excite Partnered with CBS TV Special, the Great Skate Debate, on the Internet. For the first time ever, viewers of a live television show were able to affect the outcome of an event by simultaneously voting online through skate.excite.com, a URL which Excite hosted for the event. The participation in this jointly sponsored competition was overwhelming -- over 178,000 people voted during the performance -- and demonstrates the power of combining the personal and proactive nature of the web experience with the reach of network TV.

-- WebCrawler Repositioned in the Consumer Marketplace. As a complement to excite.com's traffic, which is heaviest during business hours, webcrawler.com was re-launched in February to focus on consumers connecting to the Web from home. WebCrawler already skewed higher for home usage as a result of its AOL legacy, where it was the only search engine available for almost two years, before Excite purchased it in 1996. The new WebCrawler service focuses on being fast (fast loading pages) and emphasizes programming that changes daily, while maintaining a simple search interface, topical channels of information and personalization from Excite.

-- Excite Extends its Netscape International Guide to New Territories. In the continued roll-out of Netscape Guide by Excite, which is available on Netscape browsers outside the U.S., Excite launched the guide in the UK, as it has already in Germany and Japan. The simple format organizes locally-originated content by topic. In other international developments, MeinExcite was launched in Germany, making it the first and only personalized service on the Web in Germany.



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-- MatchLogic Announces DeliverE -- targeted e-mail direct marketing on the Web.
Beginning in March, MatchLogic introduced DeliverE, a new opt-in, e-mail service that allows advertisers to distribute selling offers and marketing messages to highly-targeted audiences on the Web. MatchLogic's Digital 1:1 data base is one of the world's most current and accurately compiled data bases of its kind containing a wealth of demographic, lifestyle and purchase intention data. Employing this database to deliver targeted e-mail with the right message or offer, to the right person, at the right time -- and knowing within seconds if that message is effective -- promises to make DeliverE a compelling service to advertisers. Several advertisers signed up for DeliverE at launch but requested that their names not be revealed for competitive reasons.

About Excite, Inc.

Founded in 1994, Excite, Inc. is a global media company offering consumers a free online service with a simple front end to the internet and extensive personalization capabilities, and advertisers the best one-on-one marketing services available online. The Excite network consists of two of the largest brands on the Web, Excite (www.excite.com) and WebCrawler (www.webcrawler.com) and its subsidiaries; MatchLogic, Inc. (www.matchlogic.com), Classifieds2000, Inc. (www.classifieds2000.com), Netbot, Inc., Excite Japan Co., Ltd. (www.excite.jp.com) and Excite UK, Ltd.(www.excite.uk.com). Localized versions of Excite are available in the United Kingdom, Germany, France, Sweden, Netherlands, Australia, and Japan. Based in Redwood City, CA, Excite, Inc. has strategic relationships with America Online, Inc., Intuit Inc., Tribune Company, Itochu Corporation.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation: the continued increases in the number of companies advertising on the Excite Network as well as on the Web generally; the Company's ability to increase sales of targeted advertisements and to achieve higher costs per thousand impressions for its advertisements; the intensely competitive environment for Web advertising sales; the inability of the Company to maintain premier positions on high traffic Web access points; reductions in market prices for Web advertising as a result of competition or otherwise; increases in the amount of traffic on the Excite Network and increases in the amount of use of the Excite Network by Web users; the Company's increased operating expenses and negative cash flows resulting from its recent acquisitions of Netbot, Inc., MatchLogic, Inc. ("MatchLogic"), Classifieds2000, Inc. ("Classifieds2000"), particularly increased costs the Company expects to incur by maintaining MatchLogic as an independent entity; the Company's the ability to integrate successfully the services and technology of recently acquired businesses with the other services offered on the Excite Network; anticipated costs associated with marketing aimed at increasing consumer awareness of the Company's brands; the increased use of the Web for commerce and the increased number of users engaging in Web commerce through the Company's services; the ability of the Company to develop and achieve consumer and advertiser acceptance for the Excite Network in the international market; general economic conditions; the other risks relating to the acquisitions of MatchLogic and Classifieds2000 described below; and other risks detailed in the Company's annual report on Form 10-K for the year ended December 31, 1997.



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In addition, forward-looking statements concerning the Company's acquisition of
MatchLogic and Classifieds2000, including the forward-looking statement concerning MatchLogic's and Classifieds2000's contributions to revenues of Excite in 1998, also involve significant risks and uncertainties, including and without limitation: risks involved in assimilating MatchLogic and Classifieds2000 while maintaining appropriate independence of their respective operations; risks involved in retaining and motivating key personnel who are not subject to noncompetition agreements; risks inherent in MatchLogic's business, including privacy concerns arising out of MatchLogic's database marketing activities, which account for a majority of MatchLogic's revenues; other risks relating to these companies such as their extremely limited operating history upon which to base any revenue projections; the likely fluctuations in operating results of both companies' operations due to factors beyond MatchLogic's, Classifieds2000's or Excite's control, the reliance by MatchLogic on small numbers of customers for a substantial percentage of its projected revenues, the acceptance by MatchLogic's advertising customers of MatchLogic being owned by Excite (from which MatchLogic purchases advertising) and the willingness by the other sites from which MatchLogic purchases advertising (particularly those which are direct competitors of Excite) to accept future advertising placements from MatchLogic; and the acceptance by Classifieds2000's advertising customers and distributors of Classifieds2000 being owned by Excite and the willingness of Classifieds2000's advertisers and distributors (particularly those which are direct competitors of Excite) to make future advertising placements on or to maintain or enter into distribution arrangements for Classifieds2000's services.



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                                  EXCITE, INC.
                 Condensed Consolidated Statements of Operations
                 (Unaudited, in thousands except per share data)

                                                             Three Months Ended
                                                                   March 31,
                                                          --------------------------
                                                          1998                 1997
                                                          ----                 ----
Revenues                                                $ 23,001             $  7,515
Cost of revenues:
  Hosting costs                                            2,788                1,852
  Royalties and other cost of revenues                     2,806                  540
  Amortization of purchased technology                        --                2,399
      Total cost of revenues                               5,594                4,791
Gross profit                                              17,407                2,724
Operating expenses:
  Research and development                                 5,900                3,066
  Sales and marketing                                     10,074                6,281
  Distribution license fees
    and data acquisition costs                             3,986                   30
  General and administrative                               2,756                1,289
  Merger and acquisition costs,
    including amortization of
    goodwill and other purchased intangibles                 977                  953
      Total operating expenses                            23,693               11,619
Operating loss                                            (6,286)              (8,895)
Interest income (expense) and other, net                    (194)                 111
Equity share of losses
  of affiliated company                                     (479)                  --
Net loss                                                $ (6,959)            $ (8,784)
Basic and diluted net loss per share                    $  (0.34)            $  (0.74)
Shares used in computing
  net loss per share                                      20,725               11,799



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                                  EXCITE, INC.
            Pro Forma Condensed Consolidated Statements of Operations
              Excluding Merger and Acquisition Related Charges (A)
                 (Unaudited, in thousands except per share data)

                                                           Three Months Ended
                                                                March 31,
                                                      ---------------------------
                                                        1998               1997
                                                        ----               ----
Revenues                                              $ 23,001           $  7,515
Cost of revenues:
    Hosting costs                                        2,788              1,852
    Royalties and other cost of revenues                 2,806                197
      Total cost of revenues                             5,594              2,049
Gross profit, excluding merger
  and acquisition-related charges                       17,407              5,466
Operating expenses:
    Research and development                             5,900              2,852
    Sales and marketing                                 10,074              5,917
    Distribution license fees
      and data acquisition costs                         3,986                 30
    General and administrative                           2,756              1,289
      Total operating expenses,
        excluding merger and
        acquisition-related charges                     22,716             10,088
Pro forma operating loss, excluding merger
  and acquisition-related charges                       (5,309)            (4,622)
Interest income (expense) and other, net                  (194)               111
Equity share of losses
  of affiliated company                                   (479)                --
Pro forma net loss, excluding merger
  and acquisition-related charges                     $ (5,982)          $ (4,511)
Pro forma net loss per share,
  excluding merger and
  acquisition-related charges                         $  (0.28)          $  (0.38)
Shares used in computing pro forma
  net loss per share excluding
  merger and acquisition-related charges (B)            21,565             11,799


 (A) These financial statements exclude merger and acquisition-related costs, including the amortization of purchased intangibles and other non-recurring transition and restructuring costs, which are summarized in the following table. They do not purport to be financial statements prepared in accordance with Generally Accepted Accounting Principles. The following table reconciles the pro forma net loss excluding merger and acquisition-related charges to net loss for the periods presented.



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 (B) Shares used in computing pro-forma net loss per share for the period ended
March 31, 1998 include an additional 840,000 shares of Excite, Inc. common stock from the assumed conversion of MatchLogic, Inc. preferred stock on January 1, 1998.

                                                       Three Months Ended
                                                           March 31,
                                                  --------------------------
                                                    1998              1997
                                                    ----              ----
(Unaudited, in thousands)
Pro forma net loss, excluding merger and
  acquisition-related charges                     $(5,982)          $(4,511)
Amortization of purchased technology                   --            (2,399)
Transition costs associated with
  the WebCrawler service:
    Cost of revenues                                   --              (343)
    Research and development                           --              (214)
    Sales and marketing                                --              (364)
Merger and acquisition costs,
  including amortization of goodwill
  and other purchased intangibles                    (977)             (953)
Net loss                                          $(6,959)          $(8,784)



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                                  EXCITE, INC.
                      Condensed Consolidated Balance Sheets
                            (Unaudited, in thousands)

                                                                   March 31,      December 31,
                                                                     1998             1997
                                                                   ---------      ------------
Assets
Current assets:
    Cash, cash equivalents and
      short-term investments                                       $25,959          $32,065
    Accounts receivable, net                                        20,185           20,907
    Prepaid expenses and other current assets                        4,443            2,150
        Total current assets                                        50,587           55,122
Property and equipment, net                                         16,467           15,143
Investment in affiliated company                                     1,540               --
Intangible assets, net                                               1,494            1,771
Other assets                                                         2,824            4,657
                                                                   $72,912          $76,693

Liabilities and shareholders' equity Current liabilities:
    Bank line of credit and other notes payable                    $ 6,100          $ 6,100
    Accounts payable                                                 4,122            5,717
    Capital lease obligations, current portion                       5,265            3,178
    Non-lease financing, current portion                             1,164            1,176
    Related party liabilities                                        1,626            1,575
    Other accrued liabilities                                       13,779           14,406
      Total current liabilities                                     32,056           32,152
Capital lease obligations                                            3,715            3,076
Non-lease financing                                                  1,326            1,613
Convertible note                                                     5,000            5,000
Shareholders' equity                                                30,815           34,852
                                                                   $72,912          $76,693




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